UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 9, 2017

MOELIS & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36418	46-4500216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 5th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 883-3800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On June 9, 2017, the Company held its annual meeting of stockholders.  At the meeting, stockholders voted on proposals (1) to elect eight directors to the Company’s board of directors; and (2) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.   Following is the final tabulation of votes cast at the meeting.

Proposal 1: Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Kenneth Moelis	272,843,007	5,403,182	2,218,578
Navid Mahmoodzadegan	270,343,215	7,902,974	2,218,578
Jeffrey Raich	270,343,215	7,902,974	2,218,578
Eric Cantor	270,338,638	7,907,551	2,218,578
J. Richard Leaman III	270,298,286	7,947,903	2,218,578
John A. Allison IV	278,047,476	198,713	2,218,578
Dr. Yvonne Greenstreet	274,442,073	3,804,116	2,218,578
Kenneth L. Shropshire	277,845,175	401,014	2,218,578

Proposal 2: Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
280,188,460	275,652	655	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOELIS & COMPANY

By:	/s/ Osamu Watanabe
Name: Osamu Watanabe
Title: General Counsel and Secretary

Date: June 9, 2017